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                                                                    Exhibit 13.1


CERTIFICATIONS OF MITTAL STEEL COMPANY N.V.'S CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT TO RULE 13(A)-14(B) UNDER THE EXCHANGE ACT AND
SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE


In connection with the Annual Report on Form 20-F of Mittal Steel Company N.V. (the "Company") for the year ended December 31, 2004 as filed with the Securities and Exchange Commission (the "Report"), Mr. Lakshmi N. Mittal, as Chief Executive Officer of the Company, and Mr. Aditya Mittal, as Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge and belief:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.




/s/ Mr. Lakshmi N. Mittal
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Mr. Lakshmi N. Mittal
Chairman of the Board of Directors and Chief Executive Officer of Mittal Steel Company N.V.
March 31, 2005





/s/ Mr. Aditya Mittal
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Mr. Aditya Mittal
President and Chief Financial Officer of Mittal Steel Company N.V.
March 31, 2005



This certification is furnished as an exhibit to the Report and accompanies the Report pursuant to Rule 13(a)-14(b) under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and shall not be deemed filed by the Company for purposes of Section 18 of the Exchange Act.